Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

UP Fintech Holding Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered (2) (3)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (4)
Equity	Class A ordinary shares, par value US$ 0.00001 per share	Rule 457(c) and Rule 457(h)	193,757,354	US$ 0.2733	US$ 52,955,176.56	0.00014760	US$ 7,816.18
Total Offering Amounts					US$ 52,955,176.56		US$ 7,816.18
Total Fee Offsets							—
Net Fee Due							US$ 7,816.18

(1)
The class A ordinary shares of UP Fintech Holding Limited (the “Registrant”) registered hereunder are represented by the Registrant’s American depositary shares (“ADSs”), with each ADS representing 15 class A ordinary shares, par value US$ 0.00001 per share. The Registrant’s ADSs issuable upon deposit of the class A ordinary shares have been registered under a separate registration statement on Form F-6EF (No. 333-253916).

(2)
Represents class A ordinary shares reserved for future award grants under the UP Fintech Holding Limited Amended and Restated 2019 Performance Incentive Plan (the “2019 Performance Incentive Plan”). The number of class A ordinary shares available for issuance under the 2019 Performance Incentive Plan is subject to increase annually on the date determined by the board of directors of the Registrant of each fiscal year, beginning with the fiscal year ending December 31, 2022, in an amount equal to 1.5% of the total share capital on December 31 of the immediately preceding calendar year, or such lesser number of Class A ordinary shares as determined by the board of directors of the Registrant, and continuing as long as the unissued shares reserved under 2019 Performance Incentive Plan account for less than ten percent (10%) of the total then issued and outstanding shares, with such annual increase equal to 1.5% of the total share capital on December 31 of the immediately preceding calendar year (the “Evergreen Increase”). Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the 2019 Performance Incentive Plan. Any class A ordinary shares covered by an award granted under the 2019 Performance Incentive Plan (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of class A ordinary shares that may be issued under the 2019 Performance Incentive Plan.

(3)
These shares are being registered on this registration statement to cover the additional Class A ordinary shares that may be issued under the 2019 Performance Incentive Plan pursuant to Evergreen Increase. To the extent that the actual number of shares that may be offered pursuant to the 2019 Performance Incentive Plan exceeds the number of shares registered on this Registration Statement, the Registrant will file a new registration statement to register additional shares.

(4)
The proposed maximum offering price per share, which is estimated solely for the purpose of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on the average of the high and low prices for the Registrant’s class A ordinary shares represented by ADS as quoted on the Nasdaq Global Select Market on December 20, 2023.